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                                                                    Exhibit 99.1

DAVEL COMMUNICATIONS, INC.
1001 Lakeside Avenue
Cleveland, Ohio 44114
(OTCBB: DAVL.OB)

FOR IMMEDIATE RELEASE



CONTACTS:               JOHN D. CHICHESTER              RICHARD P. KEBERT
(216) 241-2555          CHIEF EXECUTIVE OFFICER         CHIEF FINANCIAL OFFICER


     DAVEL COMMUNICATIONS, INC. REPORTS FINANCIAL RESULTS FOR THE YEAR ENDED
                                DECEMBER 31, 2002

Cleveland, Ohio - April 4, 2003 - Davel Communications, Inc. ("Davel" or "Company") today announced financial results for the year ended December 31, 2002. The financial results include the results of PhoneTel Technologies, Inc. ("PhoneTel") since July 24, 2002, the date on which the Company acquired PhoneTel.



Total revenues were $77.0 million (including revenues for PhoneTel for the post July 24, 2002 period) compared to $90.6 million in the prior year. This decline reflects the continuing impact of wireless communications on payphone usage as well as a reduction in revenue of $3.8 million relating to an industry-wide true up of "dial-around" revenues received from certain long-distance carriers in prior years. The average number of installed pay telephones during 2002 reflects the additional phones derived from PhoneTel as of the acquisition date offset by the Company's continued strategic removal of low margin phones.


The Company's operating loss increased from $16.0 million in 2001 to $16.4 million in 2002 which includes $2.9 million of merger-related costs associated with the closing of its redundant headquarters facility in Tampa, FL and related personnel severance cost. Such losses were offset in part by reductions in telephone charges of $7.8 million in 2002 and $2.4 million in 2001 resulting from refunds received from Local Exchange Carriers under the FCC's "New Services Test". Excluding the dial-around adjustment, New Services Test refunds and the costs of closing the Tampa corporate headquarters, the Company's operating loss would have been $1.7 million, or 8.9% lower than last year. The net income for the year was $151.8 million, or $0.56 per common share, compared to a net loss of $43.4 million, or $3.89 per common share, in 2001. The 2002 net income includes a non-cash gain of $181.0 million relating to the Company's debt-for-equity exchange immediately prior to the PhoneTel merger in which the Company exchanged approximately $219 million of indebtedness for approximately
380.6 million shares of common stock. Following the debt-for-equity exchange and the PhoneTel merger, the Company had approximately 615.0 million shares of common stock outstanding.



Founded in 1979, Davel is the largest independent provider of pay telephones and related services in the United States with operations in 48 states and the District of Columbia. Davel serves a wide array of customers operating
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principally in the shopping center, hospitality, health care, convenience store, university, service station, retail and restaurant industries.



Forward-Looking Statements


Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-K for the year ended December 31, 2002 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.



                                       ***
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DAVEL COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except for share and per share amounts)
------------------------------------------------------------------------------

                                                          YEAR ENDED
                                                          DECEMBER 31
                                                --------------------------------
                                                     2002               2001
                                                -------------      -------------
REVENUES
     Coin calls                                 $      56,952      $      61,668
     Non-coin calls                                    20,000             28,950
                                                -------------      -------------
TOTAL REVENUES                                         76,952             90,618


COSTS AND EXPENSES
     Telephone charges                                 19,350             29,577
     Commissions                                       15,767             22,168
     Service, maintenance and network costs            22,998             23,519
     Depreciation and amortization                     20,392             19,241
     Selling, general and administrative               11,959             12,115
     Exit and disposal activities                       2,919                 --
                                                -------------      -------------
TOTAL OPERATING COSTS AND EXPENSES                     93,385            106,620
                                                -------------      -------------

OPERATING LOSS                                        (16,433)           (16,002)

     Interest expense (net)                           (13,037)           (27,672)
     Gain on debt extinguishment                      180,977                 --
     Other income (expense)                               244                260
                                                -------------      -------------
NET INCOME (LOSS)                               $     151,751      $     (43,414)
                                                =============      =============

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE     $        0.56      ($       3.89)
                                                =============      =============

WEIGHTED AVERAGE SHARES OUTSTANDING               272,598,189         11,169,485
                                                =============      =============





CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                              DECEMBER 31
                                                       ------------------------
                                                          2002           2001
                                                       ---------      ---------
ASSETS
     Total current assets                              $  26,947      $  17,719
     Property and equipment                               41,855         47,448
     Location contracts, net                              18,043          1,983
     Goodwill                                             17,455             --
     Other assets                                          2,316          1,175
                                                       ---------      ---------
     Total assets                                      $ 106,616      $  68,325
                                                       =========      =========


LIABILITIES AND SHAREHOLDERS' DEFICIT
     Total current liabilities                         $  44,697      $ 297,830
     Long-term liabilities                               118,229            308
     Shareholders' deficit                               (56,310)      (229,813)
                                                       ---------      ---------

     Total liabilities and shareholders' deficit       $ 106,616      $  68,325
                                                       =========      =========